BYLAWS
OF
FASHION NET, INC.

ARTICLE I
OFFICES

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.  The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1 - ANNUAL MEETINGS:

The annual meeting of the Stockholders of the Corporation shall be held within six (6) months after the close of the fiscal year of the Corporation, which is established as the 31st of December of each year, for the purposes of electing directors and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS:

Special meetings of the Stockholders may be called at any time by the Board of Directors or by the President, and may be called into action by the President at any time for any purpose or purposes. At the written request of the Stockholders of at least thirty percent (51%) of the shares then outstanding and entitled to vote thereat, a special meeting may also be called by the Secretary, upon approval and authority given by the President.

SECTION 3 - PLACE OF MEETINGS:

All meetings of Stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings provided by the Board of Directors or by the President.

SECTION 4 - NOTICE OF MEETINGS:

(a)  Except as otherwise required by law, the Board of Directors or a committee appointed by the Board shall give written notice of each meeting of Stockholders, whether annual or special, to be served either personally or by mail, not less than ten (10) or more than sixty (60) days before the meeting, upon each Stockholder of record entitled to vote at such meeting, and to any other Stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If at any meeting, action is proposed to be taken that would, if taken, entitle Stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such Stockholder at the address as it appears on the transfer agency records or the records of the Stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b)  Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting.  Furthermore, if the Corporation will maintain its List of Stockholders at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Corporation will maintain the List of Stockholders entitled to vote at the meeting.

(c) Notice of any meeting need not be given to any person who may become a Stockholder of record after the mailing of such notice and prior to the meeting, or to any Stockholder who attends such meeting, in person or by proxy, or submits a signed waiver of notice either before or after such a meeting.

SECTION 5 - STOCKHOLDER NOTICE:

The Stockholders who intend to nominate persons to the Board of Directors or propose any other action at an annual meeting of Stockholders must timely notify the Secretary of the Corporation of such intent.  To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of such meeting; provided, however, that in the event that less than seventy-five (75) days' notice of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received no later than the close of business on the 15th day following the date on which such notice of the date of the annual meeting was mailed.  Such notice must be in writing and must include a (i) a brief description of the business desired to the brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business.  The Board of Directors reserves the right to refuse to submit any such proposal to Stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete.

SECTION 6 - WAIVER OF NOTICE:

Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of such notice.  Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, and/or Directors of the Corporation.

SECTION 7 - ADJOURNMENT OF MEETING:

When the Stockholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting.  If the adjournment is for more than 30 days or, if after the adjournment, the Board of Directors or President fixes a new record date for the adjourned meeting, the Board or President shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

SECTION 8 - QUORUM:

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles, and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of Stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of Stockholders holding of record majority, or at least 51% of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) In the absence of a quorum at any annual or special meeting of Stockholders, the Stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

SECTION 9 - ORGANIZATION:

Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as Chairman of the meeting.  In the absence of the Secretary of the Corporation, the Chairman shall appoint someone else to act as the secretary of the meeting.

SECTION 10 - CONDUCT OF BUSINESS:

The Chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

SECTION 11 - LIST OF STOCKHOLDERS:

(a)  At least ten (10) days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  The Corporation shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

(b)  The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting.  The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.

(c)  A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

SECTION 12 - FIXING OF RECORD DATE:

(a)  For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors or a committee appointed by the Board, if any, may fix in advance a date as the record date for any such determination of Stockholders.  However, the Board of Directors shall not fix such date, in any case, more than sixty (60) days nor less than ten (10) days prior to the date of the particular action.

(b)  If the Board of Directors or a committee of the Board, if any, does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board of Directors adopts the resolution declaring a dividend.

SECTION 13 - VOTING:

(a)  Except as otherwise provided by law or by the Articles of Incorporation, any corporate action, other than the election of Directors, to be taken by vote of the Stockholders, shall be authorized by a majority (of at least 51%) of votes cast at a meeting of Stockholders by the holders of shares entitled to vote thereat.

(b)  Except as otherwise provided by law or by the Articles of Incorporation, at each meeting of Stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c)  Each Stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself or by his attorney-in-fact thereunto duly authorized in writing. No Proxy shall be valid after the expiration of thirteen (13) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the minutes of the meeting.

SECTION 14 - INSPECTORS:

At any meeting in which the Stockholders vote by ballot, the Chairman may appoint one or more inspectors.  Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Corporation.  An inspector need not be a Stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

SECTION 15 - PROXIES:

(a)  A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the Secretary of the meeting pursuant to the manner prescribed by law.

(b)  A proxy is not valid after the expiration of thirteen (13) months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 13 months) or limits its use to a particular meeting.  Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(c)  The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

SECTION 16 - ACTION BY CONSENT:

(a)  Any action required to be taken at any annual or special meeting of Stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)  Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within fifty (50) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, with a return receipt requested.

(c)  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing within thirty (30) days of the dated consent.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE:

(a)  The number of the Directors of the Corporation shall not be less than one (1) nor more than ten (10) unless and until otherwise determined by vote of a majority of the entire Board of Directors.

(b)  Except as may be otherwise provided herein or in the Articles of Incorporation, by way of cumulative voting rights, the members of the Board of Directors of the Corporation, who need not be Stockholders, shall be elected by a majority of the votes or written consent of holders of a majority of the outstanding shares entitled to vote.

(c)  Each Director shall hold office until the annual meeting of the Stockholders next succeeding his election, and until his successor is elected and qualified; or until his prior death, retirement, resignation, removal or disqualification.

SECTION 2  -  DUTIES AND POWERS:

The Board of Directors shall be responsible for the control and management of the affairs, property .and interests of' the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by law expressly conferred upon or reserved to the Stockholders.

SECTION 3 - ANNUAL AND REGULAR MEETINGS; NOTICE:

(a)  The regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the Stockholders at the place of such annual meeting of Stockholders.

(b)  The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof. If any day fixed for a meeting falls on a legal holiday, the Board of Directors shall hold the meeting at the same place and time on the next succeeding business day.

(c)  Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such change was made within the time limit, and in the manner set forth in Section 4, Paragraph (b), of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.

(d)  The Board may hold any of its meetings in or out of the State of Nevada, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

SECTION 4 - SPECIAL MEETING; NOTICE:

(a)  Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.
b)  Except as otherwise required by statute, notices of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice except as required by Section 8 of this Article III, need not specify the purpose of the meeting.
(c)  Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION 5 - CHAIRMAN:

At the initial and annual meeting of the Board of Directors, the Directors may elect from their members a Chairman of the Board of Directors.  The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board of Directors may direct.  The Board of Directors also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board of Directors may designate from time to time.

SECTION 6 - QUORUM AND ADJOURNMENTS:

At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the meeting to another place, date or time without further notice.  No proxies shall be given by Directors to any person for purposes of voting or establishing a quorum at a Directors’ meetings.

SECTION 7 - MANNER OF ACTING:

(a)  At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)  Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, the action of a majority or supermajority vote of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c)  Unless otherwise required by amendment to the Articles of Incorporation or by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the members of the Board. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors.

(d)  Unless otherwise prohibited by Amendments to the Articles of Incorporation or by law, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, and each person participating in the meeting shall sign the minutes thereof, which may be signed in counterparts.

SECTION 8 - VACANCIES:

Any vacancy in the Board of Directors, occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless the vacancy created by the removal of a Director by the Stockholders shall be filled by the Stockholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9 - RESIGNATIONS:

Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation.  Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

SECTION 10 - REMOVAL:

Any Director may be removed with or without cause at any time by the affirmative vote of Stockholders holding of record in the aggregate at least 66.7% (supermajority) of the outstanding shares of stock of the Corporation at a special meeting of the Stockholders called for that purpose, and may be removed for cause by action of the Board.

SECTION 11 - SALARY:

No stated salary shall be paid to Directors, as such for their services, but by resolution of the Board of Directors a fixed sum and reimbursing expenses of attendance, if any, may be allowed for each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12 - CONTRACTS:

(a)  No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that one or more Directors of this Corporation is or are interested in, or is a Director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction.

(b)  Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Directors shall be liable in any way by reason of' such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair, invalidate or in any way affect any contract or other transactions which would otherwise be valid under the law (common, statutory or otherwise ) applicable thereto.

SECTION 13 - COMMITTEES:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE IV
OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

(a)  The officers of the Corporation shall consist of a President, a Treasurer and a Secretary, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person.

(b)  The officers of the Corporation shall be elected annually by the Board of Directors.

(c)  Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified or until his death, resignation or removal.

(d)  The Board of Directors shall fix the compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

(e)  The designation of a specified term, if appointed, does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term.

(f)  The appointment of an officer shall not of itself create any contract rights.

SECTION 2 - RESIGNATION:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL:

Subject to the rights, if any, of any Officer under any contract of employment, any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4 - VACANCIES:

A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

SECTION 5 - DUTIES OF OFFICERS:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors.

Chairman of the Board.  The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the Stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

President.  The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the Stockholders.  He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Vice Presidents.  If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the Stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the President or the Treasurer who are both authorized by the Board of Directors to affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are property kept and filed.

Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designed by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

SECTION 6 - SURETIES AND BONDS:

In case the Board of Directors shall so require: any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION 7 - SHARES OF STOCK OF OTHER CORPORATIONS:

Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders meetings and execution of waivers consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

ARTICLE V
CONTRACTS, LOANS, DRAFTS,
DEPOSITS AND ACCOUNTS

SECTION 1 - CONTRACTS:

The Board of Directors may authorize any officer to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may make such authorization by majority vote.

SECTION 2 - LOANS:

Unless the Board of Directors has authorized such action, no officer of the Corporation shall contract for a loan on behalf of the Corporation or issue any evidence of indebtedness in the Corporation's name.

SECTION 3 - DRAFTS:

The President, any Vice President, the Treasurer, and such other persons as the Board of Directors authorize, shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Corporation.

SECTION 4 - DEPOSITS:

The Treasurer shall deposit all funds of the Corporation not otherwise employed in such banks, trust companies, or other depositories as the Board of Directors may select or as any officer, assistant, agent or attorney of the company to whom the Board of Directors has delegated such power may select.  For the purpose of deposit and collection for the account of the Corporation, the President or the Treasurer (or any other officer, assistant, agent or attorney of the company whom the Board of Directors has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Corporation.

SECTION 5 - BANK ACCOUNTS:

The Board of Directors may authorize the opening and keeping of monetary accounts with such banks, trust companies, or other depositories as the Board of Directors may select or as any officer, assistant, agent or attorney of the company to whom the Board has delegated such power may select.  The Board of Directors may make such special rules and regulations with respect to such monetary accounts, not inconsistent with the provisions of these Bylaws, as it may deem necessary.

ARTICLE VI
SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

(a)  The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. The certificates shall bear the following: the Corporate Seal, the holder's name, the number of shares of stock and the signatures of: the President and the Secretary.

(b)  No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

SECTION. 2 - LOST OR DESTROYED CERTIFICATES:

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 3 - TRANSFER OF SHARES:

(a)  Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

(b)  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4 - RECORD DATE:

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the-record date for the determination of Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or to consent to any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividends or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or if no notice is given, the day preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII
DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amount, and at such time or times as the Board of Directors may determine and implement after supermajority vote in favor of at a special meeting called prior to any declaration of any proposed dividend.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall be January 1 to December 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX
CORPORATE SEAL

The corporate seal shall be in such form as shall be approved and implemented from time to time by the Board of Directors.

ARTICLE X
INDEMNITY

(a)  Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b)  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c)  The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE XI
AMENDMENTS

SECTION 1 - BY STOCKHOLDERS:

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the affirmative vote of Stockholders holding of record, in the aggregate, at least a supermajority of the outstanding shares of stock entitled to vote at any annual or special meeting of Stockholders, provided that the notice - or - waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

SECTION 2 - BY DIRECTORS:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, bylaws of the Corporation, provided, however, that the Stockholders entitled to vote with respect thereto as in this Article XI above provided may alter, amend or repeal bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of Stockholders or of the Board of Directors or to change any provisions of the bylaws with respect to the removal of Directors or the filling of vacancies in the Board of Directors resulting from the removal by the Stockholders. If any bylaw regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Stockholders for the election of Directors, the bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XII
TAKEOVER OFFERS

In the event the Corporation receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Corporation's Stockholders, Directors, officers, employees, customers, creditors and community in which it operates.

A business combination must be approved by supermajority (of at least 66.7%) vote by the Board of Directors followed by supermajority consent from the Stockholders taken from a special meeting to be called and held after approval is first achieved by the Board of Directors.

ARTICLE XIII
ESTABLISHING "SUPERMAJORITY"

SECTION 1 - "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENTS

For purposes of these bylaws, a "supermajority" quorum is a requirement that more than a majority of the voters in a Stockholders or Directors meeting constitute a quorum; and a "supermajority" voting requirement is one which requires the vote of more than a majority of those Stockholders or Directors present at a meeting at which a quorum is present to be the act of the business being discussed.

Except as otherwise provided by law or by the Articles of Incorporation, a supermajority in approval for a corporate action, taken to a vote at a meeting for Stockholders or Directors that requires at least 66.7% or more of all accumulated votes in favor for adoption.

Any action by the Stockholders or Board of Directors to adopt, amend, or repeal a bylaw that changes the quorum or voting  requirements must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE XIX.
NOTICES

Whenever these Bylaws require notice to any Stockholder, Director or officer, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a letter in a post office box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, Director or officer at his address on the books of the Corporation.  Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Fashion Net, Inc., and that the foregoing bylaws constitute the Code of Fashion Net, Inc. as duly adopted by the Board of Directors of the Corporation on this 7th day of August, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 7th day of August, 2007.

/s/ Evelyn Meadows
Evelyn Meadows, Secretary